Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-230993 on Form S-3 and in Registration Statements No. 333-185142 and 333-217253 on Form S-8 of Pacific Premier Bancorp, Inc. and subsidiaries, of our report dated February 25, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Franklin, Tennessee
February 25, 2022